As filed with the U.S. Securities and Exchange Commission on June 30, 2010

File No. 811-09036

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
ACT OF 1940                                                                                                                                                                                                      (X)

Amendment No. 40

UBS Relationship Funds
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive
Chicago, Illinois  60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq.
UBS Global Asset Management (Americas) Inc.
One North Wacker Drive
Chicago, Illinois 60606
(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103

This Amendment relates only to the UBS Credit Bond Relationship Fund (formerly, the UBS Corporate Bond Relationship Fund) and UBS Cash Management Prime Relationship Fund series of the Registrant. No other information relating to any other series of the Registrant is amended or superseded hereby.

EXPLANATORY NOTE

This Amendment No. 40 (the “Amendment”) to the Registration Statement of UBS Relationship Funds (the “Registrant”) on Form N-1A (File No. 811-09036) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2010 under the 1940 Act (Accession No. 0001193125-10-101860) (“Amendment No. 38”), as pertaining to the: (1) Part A of the UBS Credit Bond Relationship Fund series of the Registrant (formerly, the UBS Corporate Bond Relationship Fund); (2) Part A of the UBS Cash Management Prime Relationship Fund; and (3) Part B of the series of the Registrant only as it relates to the UBS Credit Bond Relationship Fund and UBS Cash Management Prime Relationship Fund series of the Registrant.  The Part A of the UBS Cash Management Prime Relationship Fund and the Part B of the series of the Registrant only as it relates to the UBS Credit Bond Relationship Fund and UBS Cash Management Prime Relationship Fund, as filed in Amendment No. 38, are incorporated herein by reference.  In addition, the supplement to the Part B of the series of the Registrant only as it relates to the UBS Credit Bond Relationship Fund and the UBS Cash Management Prime Relationship Fund series of the Registrant, as filed in Amendment No. 39 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on June 16, 2010 under the 1940 Act (Accession No. 0001450789-10-000194), is incorporated herein by reference.  This Amendment does not affect or incorporate by reference the currently effective Parts A or Part B as they relate to other series of the Registrant.

The shares of beneficial interest (“shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act.  This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the two series of the Registrant listed above for the fiscal year ended December 31, 2009 (as filed with the Commission on March 11, 2010 (Accession Number 0001193125-10-053326)) contained in the Annual Report of the series of the Registrant, dated December 31, 2009, are incorporated herein by reference.

UBS Relationship Funds
UBS Cash Management Prime Relationship Fund

Amendment dated June 30, 2010 to Part A of the Offering Memorandum dated April 30, 2010 (“Offering Memorandum”)

Dear Investor,

The U.S. Securities and Exchange Commission (“SEC”) recently adopted amendments to Rule 2a-7 and other rules (the “Amendments”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), governing the regulation of money market funds, including UBS Cash Management Prime Relationship Fund (the “Fund”).  In particular, the Amendments made certain changes to the maturity, liquidity and other requirements that apply to the Fund.  This letter supplements the information contained in the Fund’s Offering Memorandum dated April 30, 2010.

Maturity Requirements. Rule 2a-7 previously required that money market funds maintain a dollar-weighted average portfolio maturity that is appropriate to the objective of maintaining a stable net asset value per share, subject to a maximum dollar-weighted average portfolio maturity of 90 days.  The Amendments shorten the maximum dollar-weighted average portfolio maturity of a fund’s portfolio to 60 days.

In addition, the Amendments add a new requirement under Rule 2a-7 that limits the dollar-weighted average life to maturity of fund investments to 120 days, the calculation of which must be made without regard to a security’s interest rate reset dates.  The compliance date for these maturity requirements is June 30, 2010.

Accordingly, effective June 30, 2010, any reference in the Fund’s Offering Memorandum indicating that the Fund maintains a dollar-weighted average portfolio maturity of 90 days or less is deleted and replaced with a statement that the Fund maintains a dollar-weighted average portfolio maturity of 60 days or less and maintains a dollar-weighted average life for its portfolio of 120 days or less.

Credit Quality Requirements. The Amendments prohibit a fund from buying securities of issuers not in the highest rating category as determined by the requisite number of NRSROs (“Second Tier securities”) that mature in more than 45 days.

Accordingly, any reference indicating that the Fund will only purchase securities with a maturity of 397 calendar days or less is deleted and replaced with a statement that the Fund will only purchase securities that: (i) mature in 397 calendar days or less, if such security is rated in the highest rating category by the requisite number of NRSROs; or (ii) mature in 45 days or less, if such security is a Second Tier security.

Suspension of Redemptions.  A new regulation under the Investment Company Act permits a fund to suspend redemptions of fund shares and the payment of redemption proceeds in certain emergency circumstances in order to facilitate an orderly liquidation of the fund.

Accordingly, any reference that indicates the circumstances under which the Fund may suspend redemption privileges or postpone the date of payment is revised to include a statement that the Fund may suspend redemption privileges or postpone the date of payment to the extent permitted by applicable laws and regulations.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds
UBS Credit Bond Relationship Fund
Part A

June 30, 2010

UBS Credit Bond Relationship Fund (formerly, UBS Corporate Bond Relationship Fund) (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. __________

UBS Global Asset Management

Investment objective, principal strategies and principal risks

Investment objective and goals
Seeks maximum total return, consisting of current income and capital appreciation.

Principal investments
Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in bonds, which are defined as fixed income securities.  The Fund will notify investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in bonds.

The Fund’s investments in bonds may include US dollar denominated debt obligations of US and non-US corporations, the US government or any of its agencies or instrumentalities, supranational entities, foreign governments or foreign government-related entities (including participations in loans between governments and financial institutions).  The Fund may invest up to 20% of its net assets in investment grade asset-backed securities or mortgage-backed securities.

Credit quality:  The Fund invests in investment grade fixed income securities.

Maturity/duration:  The Fund may invest in fixed income securities of any maturity, but generally invests in securities having an initial maturity of greater than one year.  There is no limit on the maximum maturity or duration of the fixed income securities in which the Fund may invest.

Principal strategies
The Advisor’s investment style is focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and define investment value.  Market prices tend to be more volatile than fundamental value, and the Advisor seeks to identify and exploit these periodic differences.

The Advisor considers many factors, in addition to maturity and current yield, in the evaluation of fixed income securities, including: duration management, yield curve analysis, sector selection, security selection and asset allocation.  The Advisor employs a top-down strategy, including duration targets and sector allocations incorporating macroeconomic input.  The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates.

UBS Global Asset Management

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

Government securities risk—There are different types of US government securities with different levels of credit risk. US government securities may be supported by (i) the full faith and credit of the United States; (ii) by the ability of the issuer to borrow from the US Treasury; (iii) by the credit of the issuing agency, instrumentality or government-sponsored corporation; (iv) by pools of assets (e.g., mortgage-backed securities); or (v) supported by the United States in some other way. The relative level of risk depends on the nature of the particular government support for that security.  A US government-sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the US Treasury and are riskier than those that are.

Foreign investing risk—The value of the Fund's investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers.

Derivatives risk—The value of “derivatives”—so-called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. For some derivatives, it is possible for the Fund to lose more than the amount it invested in the derivative. The risk of investing in certain derivative instruments also may include liquidity, interest rate, market, credit and management risks, mispricing or valuation complexity. These risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments, including derivatives, to increase potential returns may cause the Fund to be more volatile than if it had not been leveraged.  The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Market risk—The market value of the Fund's investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

UBS Global Asset Management

Investment advisor

UBS Global Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio manager

Michael Dow, portfolio manager of the Fund since 2008.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the NYSE is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark
Barclays Capital U.S. Credit Index.  This benchmark is an unmanaged index of investment grade fixed-rate debt issues.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Fixed income securities
The fixed income securities in which the Fund invests will include US dollar-denominated credit obligations issued by US and non-US corporations, the US government or any of its agencies or instrumentalities, supranational entities, foreign governments or foreign government related entities (including participations in loans between governments and financial institutions), asset-backed securities, or mortgage-backed securities.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features.  These fixed income securities may include, but are not limited to:

UBS Global Asset Management

•	Corporate debt securities, including convertible securities and corporate commercial paper;
•	Bills, notes, and bonds;
•	Inflation indexed bonds issued by corporations;
•	Structured notes, including hybrid or “indexed securities,” catastrophe bonds, and loan participations;
•	Delayed funding loans and revolving credit facilities;
•	Bank certificates of deposit, fixed time deposits and bankers' acceptances;
•	Repurchase agreements and reverse repurchase agreements;
•	Debt securities issued by state or local governments and their agencies, authorities and other government-sponsored entities;
•	Obligations of supranational entities, foreign governments and their subdivisions, agencies and instrumentalities;
•	Mortgage-related and other asset-backed securities;
•	Eurodollar securities; and
•	When-issued securities.

Credit quality
Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization.
•	They have received a comparable short-term or other rating.
•	They are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.  The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions.  The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 10% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts
The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.
•	As a substitute for purchasing or selling securities.
•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate.  Examples of derivative contracts are futures contracts, options, forward contracts, interest rate swaps, credit default swaps, caps, collars, floors, and swaptions.

UBS Global Asset Management

Investment in securities of other series
The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing
In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover
The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption
The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

More about the Fund’s principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the principal risks of the Fund.

Management risk
The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments
•
If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  This is known as interest rate risk.

•
The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•
As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  This is known as call or prepayment risk.

•
When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

UBS Global Asset Management

Government securities risk
Government agency obligations have different levels of credit support, and therefore, different degrees of credit risk.  Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae (formally known as Government National Mortgage Association or GNMA),  present little credit risk.  Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies are subject to a greater degree of credit risk.  Freddie Mac (formally known as Federal Home Loan Mortgage Corporation or FHLMC) and Fannie Mae (formally known as Federal National Mortgage Association or FNMA) historically were agencies sponsored by the US government that were supported only by the credit of the issuing agencies and not backed by the full faith and credit of the United States.  However, on September 7, 2008, due to the value of Freddie Mac’s and Fannie Mae’s securities falling sharply and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship.  Although the US government or its agencies provide financial support to such entities, no assurance can be given that they will always do so.  The US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Foreign investing risk
The risk that prices of the Fund’s investments in foreign securities may go down because of unfavorable foreign government actions, political instability or the absence of accurate information about foreign issuers.  Also, foreign securities are sometimes less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk
Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments.  Derivatives require investment techniques and risk analyses different from those of other investments.  If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives.  While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments.  Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default).  Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives).  Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes.  Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations).  Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

UBS Global Asset Management

No government guarantee
An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value
The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC.  As of December 31, 2009, the Advisor had approximately $144 billion in assets under management.  The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $563 billion in assets under management worldwide as of December 31, 2009.  UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management
Michael Dow is the lead portfolio manager for the Fund.  The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class.  Mr. Dow has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection and portfolio construction.  The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests.  Mr. Dow, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies.  Information about Mr. Dow is provided below.

UBS Global Asset Management

Michael Dow is a Managing Director and the Head of US Long Duration at UBS Global Asset Management.  Mr. Dow has been an investment professional at UBS Global Management since 2008.  Prior to joining UBS Global Asset Management, Mr. Dow was an adjunct professor at Lake Forest College while working toward completing a Masters degree in applied economics and public policy and a Ph.D. in finance from 2004 to 2007.  Prior to that, he was a senior portfolio manager at Reams Asset Management from 2003 to 2004 and worked at Pacific Investment Management Company (PIMCO) from 1995 to 2003 most recently as an investment grade corporate bond portfolio manager.  Mr. Dow has been a portfolio manager of the Fund since 2008.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.  The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end.  The Advisor may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes
The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

UBS Global Asset Management

Taxation of distributions, sales and exchanges
In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor's adjusted tax basis.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss.  For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund
An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income
An allocable share of a tax-exempt Investor's income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters
An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors
If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered
Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities will be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

UBS Global Asset Management

Net asset value
The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share.  The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open.  The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time).  The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday.  The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its securities and other instruments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “matrix” systems that derive values based on comparable securities or instruments.  A matrix system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the portfolio securities or instruments.  Securities and instruments traded in the over-the-counter (“OTC”) market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Securities and other instruments that are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular security or instrument, that security or instrument is valued at fair value as determined in good faith by or under the direction of the Trust’s Board of Trustees.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Global Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of a security’s or instrument’s fair value.  These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the security or instrument; and the evaluation of forces that influence the market in which the security or instrument is purchased and sold.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously.  Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system, as described previously, or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments.  This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used.  Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings.  If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the New York Stock Exchange (“NYSE”), the Fund will use fair value methods to reflect those events.  This policy is intended to assure that the Fund's net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

UBS Global Asset Management

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain securities in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time.  The Fund may use a systematic fair valuation model provided by an independent third party to value securities principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation.  Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern Time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s securities, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these securities as of 4:00 p.m. Eastern Time.  If a security is valued at a “fair value,” that value is likely to be different from the last quoted market price for the security.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.  Foreign currency exchange rates are generally determined as of the close of the NYSE.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.  Swaps are marked-to-market daily based upon values from third party vendors or quotations from market makers to the extent available and the change in value, if any, is recorded as an unrealized gain or loss on the Fund’s financial statements.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

UBS Global Asset Management

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with sixty days or less remaining to maturity, unless the Board determines that this does not represent fair value.  The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Each investment company calculates its net asset value based on the current market value for its portfolio holdings.  Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares
Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares
As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the

UBS Global Asset Management

close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  The Fund normally sends redemption proceeds on the next business day.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers
The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion that an Investor has engaged in market timing the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor's account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”).  The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information.  The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts.  The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law.  Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  The Funds may also disclose Personal Information to regulatory authorities as required by applicable law.  Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them.  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

Amendment dated June 30, 2010 to Part B of the Offering Memorandum dated April 30, 2010 (“Part B”)

Dear Investor,

The purpose of this supplement is to update the Part B of the series of the UBS Relationship Funds (the “Trust”) as follows:

1.  The U.S. Securities and Exchange Commission (“SEC”) recently adopted amendments to Rule 2a-7 and other rules (the “Amendments”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), governing the regulation of money market funds, including UBS Cash Management Prime Relationship Fund (the “UBS Prime Relationship Fund”).  In particular, the Amendments made certain changes to the maturity, liquidity and other requirements that apply to the UBS Prime Relationship Fund.  The following supplements the information contained in the Trust’s Part B.

Maturity Requirements. Rule 2a-7 previously required that money market funds maintain a dollar-weighted average portfolio maturity that is appropriate to the objective of maintaining a stable net asset value per share, subject to a maximum dollar-weighted average portfolio maturity of 90 days.  The Amendments shorten the maximum dollar-weighted average portfolio maturity of a fund’s portfolio to 60 days.

In addition, the Amendments add a new requirement under Rule 2a-7 that limits the dollar-weighted average life to maturity of fund investments to 120 days, the calculation of which must be made without regard to a security’s interest rate reset dates.  The compliance date for these maturity requirements is June 30, 2010.

Accordingly, effective June 30, 2010, any reference in the Part B indicating that the UBS Prime Relationship Fund maintains a dollar-weighted average portfolio maturity of 90 days or less is deleted and replaced with a statement that the UBS Prime Relationship Fund maintains a dollar-weighted average portfolio maturity of 60 days or less and maintains a dollar-weighted average life for its portfolio of 120 days or less.

Credit Quality Requirements. The Amendments prohibit a money market fund from investing more than 3% of its assets in securities of issuers not in the highest rating category as determined by the requisite number of NRSROs (“Second Tier securities”).  The Amendments also restrict a money market fund from investing more than 0.5% of its assets in Second Tier securities issued by any single issuer.  In addition, the Amendments prohibit a money market fund from buying Second Tier securities that mature in more than 45 days.

Accordingly, any reference in the Part B indicating that the UBS Prime Relationship Fund may not invest more than 5% of its total assets in Second Tier securities, with investment in any one such issuer being limited to no more than 1% of the UBS Prime Relationship Fund’s total assets or $1 million, whichever is greater, is deleted and replaced with statements that: (i) the UBS Prime Relationship Fund may not invest more than 3% of its total assets (taken at amortized cost) in Second Tier securities; and (ii) the UBS Prime Relationship Fund will limit its investment in any one issuer of Second Tier securities to no more than 0.5% of the UBS Prime Relationship Fund’s total assets.

Furthermore, any reference in the Part B indicating that the UBS Prime Relationship Fund will only purchase securities with a maturity of 397 calendar days or less is deleted and replaced with a statement that the UBS Prime Relationship Fund will only purchase securities that: (i) mature in 397 calendar days or less, if such security is rated in the highest rating category by the requisite number of NRSROs; or (ii) mature in 45 days or less, if such security is a Second Tier security.

Liquidity Requirements. The Amendments prohibit a money market fund from acquiring an illiquid security if, immediately after the acquisition, the fund would have more than 5% of its total assets invested in illiquid securities.  The Amendments also impose daily and weekly liquidity requirements on money market funds, requiring a fund to maintain a portion of its assets in cash or securities that can readily be converted into cash.

Accordingly, any reference in the Part B indicating that the UBS Prime Relationship Fund may invest up to 10% of its net assets in illiquid securities is deleted and replaced with statements that: (i) the UBS Prime Relationship Fund will not acquire any illiquid security if, immediately after the acquisition, the UBS Prime Relationship Fund would have invested more than 5% of its total assets in illiquid securities (e.g., certain time deposits, guaranteed investment contracts, demand obligations, etc.); and (ii) the UBS Prime Relationship Fund will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the UBS Prime Relationship Fund’s yield.

Suspension of Redemptions.  A new regulation under the Investment Company Act permits a money market fund to suspend redemptions of fund shares and the payment of redemption proceeds in certain emergency circumstances in order to facilitate an orderly liquidation of the fund.

Accordingly, any reference that indicates the circumstances under which the UBS Prime Relationship Fund may suspend redemption privileges or postpone the date of payment is revised to include a statement that the UBS Prime Relationship Fund may suspend redemption privileges or postpone the date of payment to the extent permitted by applicable laws and regulations.

2.  Effective on June 30, 2010, the UBS Corporate Bond Relationship Fund will be renamed the UBS Credit Bond Relationship Fund.  As a result, all references in the Part B to “UBS Corporate Bond Relationship Fund” are replaced with “UBS Credit Bond Relationship Fund.”

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH PART B FOR FUTURE REFERENCE.

  UBS Global Asset Management

UBS RELATIONSHIP FUNDS

PART C
OTHER INFORMATION

ITEM 28.	EXHIBITS.

(a)	Articles of Incorporation.

(1)
Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(i)
Amended Exhibit A as of December 6, 2007 to the Amended and Restated Declaration of Trust is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(ii)
Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(2)
Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(i)
Amendment to Certificate of Trust dated April 21, 1995 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)
Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)	By-laws.

(1)	By-Laws dated August 22, 1994 are incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)
Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(ii)
Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(iii)
Certificate of Vice President and Assistant Secretary dated April 23, 2008 amending the By-Laws is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(c)	Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

(1).	By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

(2).	Declaration of Trust

See Article III - “Powers of Trustees”
See Article V - “Limitations of Liability”
See Article VI - “Units in the Trust”
See Article IX - “Holders”
See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)	Investment Advisory Contracts.

(1)
Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)
Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)
Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iii)
Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iv)
Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(v)
Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(vi)
Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(vii)
Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(viii)
Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ix)
Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(x)
Amendment No. 10 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)
Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(i)
Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ii)
Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(iii)
Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(iv)
Amendment No. 4 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(v)
Amendment No. 5 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(3)
Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(i)
Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(ii)
Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iii)
Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re-designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iv)
Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(v)
Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re-designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vi)
Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vii)
Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(viii)
Amendment No. 8 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(ix)
Amendment No. 9 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(e)	Underwriting Contracts.

Not applicable.

(f)	Bonus or Profit Sharing Contracts.

Not applicable.

(g)	Custodian Agreements.

(1)
Custodian arrangements are provided under a Multiple Services Agreement effective May 9, 1997 (the “Agreement”) between the Registrant and Morgan Stanley Trust Company (“MSTC”) on behalf of each series of the Registrant. Effective October 1, 1998, MSTC was acquired by The Chase Manhattan Bank (“Chase”), and Chase assumed all of MSTC’s rights and obligations under the Agreement is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(i)
Amendment dated May 9, 2000 to the Registrant’s Agreement relating to Fee Obligation and Continuation of the Agreement is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(ii)
Amendment to Schedule B3 (Authorized Persons) of the Agreement as approved through March 7, 2008 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(iii)
Amendment to Attachment A (Approved List of Borrowers) of the Agreement as approved through December 6, 2007 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(iv)
Form of Amendment to Schedule A (Securities Lending Authorization), reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund, is incorporated herein by reference to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement as filed electronically with the SEC on April 28, 2006.

(v)
Addendum (Fee Schedule) to the Agreement, dated May 1, 2007 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(vi)
Amendment to Schedule B1 (List of Series), reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund, is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(vii)
Amendment to Schedule B1 (List of Series), reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(viii)
Addendum (Fee Schedule) to the Agreement, dated August 1, 2009 is incorporated herein by reference to Post Effective Amendment No. 38 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2010.

(ix)
Amendment to Schedule B3 (Authorized Persons) to the Agreement is incorporated herein by reference to Post Effective Amendment No. 38 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2010.

(h)	Other Material Contracts.

Not applicable.

(i)	Legal Opinion.

Not applicable.

(j)	Other Opinions.

Not applicable.

(k)	Omitted Financial Statements.

Not applicable.

(l)	Initial Capital Agreements.

Not applicable.

(m)	Rule 12b-1 Plan.

Not applicable.

(n)	Rule 18f-3 Plan.

Not applicable.

(o)	Reserved

(p)	Codes of Ethics.

(1)
Joint Code of Ethics of the Registrant and Investment Adviser is incorporated herein by reference to Post Effective Amendment No. 38 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2010.

(q)	Powers of Attorney.

(1)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Abbie J. Smith and John J. Murphy is incorporated herein by reference to Post Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(3)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Creswell as attorneys-in-fact and agents to Mark E. Carver is filed herewith as Exhibit No. EX-99.q.3.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 30.                      INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the tax matters partner (“TMP”) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees.  The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property.  The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust.  To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series.  The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

“Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 32.                      PRINCIPAL UNDERWRITERS.

      Not Applicable.

ITEM 33.                      LOCATION OF ACCOUNTS AND RECORDS.

All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), 270 Park Avenue, New York, New York 10017.

Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 34.                      MANAGEMENT SERVICES.

       The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 35.                      UNDERTAKINGS.

       Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 30th day of June 2010.

UBS RELATIONSHIP FUNDS

By:/s/ Joseph J. Allessie

Joseph J. Allessie
Vice President and Assistant Secretary

                    EXHIBITS                                                                                                                                                                                                                          EXHIBIT NO.

                     Powers of Attorney                                                                                                                                                                                                           EX-99.q.3